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                                                                     EXHIBIT 5.1


HOLT NEY ZATCOFF & WASSERMAN, LLP

American Realty Trust, Inc.
As of February 11, 1997
Page 1





                       HOLT NEY ZATCOFF & WASSERMAN, LLP
                                ATTORNEYS AT LAW
                        100 GALLERIA PARKWAY, SUITE 600
                          ATLANTA, GEORGIA  30339-5911

               TELEPHONE 770-956-9600      FACSIMILE 770-956-1490
                               Charles D. Vaughn
                            e-mail cvaughn@hnzw.com



As of February 11, 1997


American Realty Trust, Inc.
10670 North Central Expressway
Suite 300
Dallas, Texas  75231


              Re:    Registration on Form S-4 under the Securities Act of 1933, as amended (the "Act"), of an indeterminate number of shares of the $2.00 Par Value Special Stock (the "Special Stock"), which may be issued in series from time to time, of American Realty Trust, Inc., a Georgia corporation ("ART")

Ladies and Gentlemen:

       We have acted as counsel to ART with respect to the application and interpretation of the Georgia Business Corporation Code (the "GBCC") in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Act relating to the offering from time to time of one or more series of Special Stock (hereinafter referred to as "Preferred Shares"), as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"). This Opinion Letter is rendered at the request of ART to facilitate the registration of the Preferred Shares on the Registration Statement.

       This Opinion Letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards (the "Interpretive Standards") Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this Opinion Letter by this reference.
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HOLT NEY ZATCOFF & WASSERMAN, LLP

American Realty Trust, Inc.
As of February 11, 1997
Page 2





       In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of ART, certificates of officers and representatives of ART, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

       The opinions set forth herein are limited to the laws of the State of Georgia.

       Based upon the foregoing, as of this date, and subject to the assumptions, limitations and qualifications set forth in the Interpretive Standards and as set forth after the following numbered paragraphs, it is our opinion that:

       (1) ART is a corporation existing under the laws of the State of Georgia.

       (2) Each series of the Preferred Shares will be validly issued, fully paid and nonassessable by ART when (i) the Registration Statement shall have become effective under the Act; (ii) a Prospectus Supplement with respect to such series shall have become effective under the Act; (iii) ART's Board of Directors shall have duly adopted resolutions (the "Preferred Shares Resolutions") authorizing the issuance and sale of such series as contemplated in the Registration Statement, the Prospectus, and the applicable Prospectus Supplement; (iv) Articles of Amendment of the Articles of Incorporation of ART setting forth the terms of such series in accordance with the applicable Preferred Shares Resolutions shall have been duly executed and filed with the Secretary of State of the State of Georgia; and (v) certificates evidencing such series shall have been duly issued in exchange for the consideration specified in and as contemplated in the Prospectus, the applicable Prospectus Supplement, and the applicable Preferred Shares Resolutions.

       The opinions expressed herein are subject to the Interpretive Standards and to the following assumptions, limitations and qualifications:

       A. As to various questions of fact material to this opinion, we have relied solely upon the statements and certifications of Mr. Robert A. Waldman, Secretary of ART.

       B. Other than as described in paragraph A above and elsewhere herein, we have made no investigation regarding the accuracy or truthfulness of any representations, warranties, statements of fact or assumptions of fact contained in any documents, records, instruments, letters or other writings examined by us, and we express no opinion herein regarding the same.
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HOLT NEY ZATCOFF & WASSERMAN, LLP

American Realty Trust, Inc.
As of February 11, 1997
Page 3





       C. Other than resolutions adopted by the Board of Directors of ART that authorize the filing of the Registration Statement, certified as true and correct by Mr. Waldman, we have not examined the minute book of ART, and we assume that no resolutions of the Board of Directors modifying the Bylaws of ART or its procedures for issuing shares are in effect.

       D. We did not assist ART in its incorporation and organization, and we assume that it was duly organized.

       E. We expressly note that our opinion in paragraph (2) does not mean that: (a) the authorization and issuance of each series of the Preferred Shares will comply with agreements by which ART is bound; (b) the authorization and issuance of each series of the Preferred Shares will comply with the fiduciary duties of the directors of ART; (c) the authorization and issuance of each series of the Preferred Shares will comply with any law other than the GBCC (e.g., federal or state securities laws); (d) the consideration received for each series of the Preferred Shares will be adequate as a matter of fairness to ART and its shareholders or that ART will receive a reasonably equivalent value and fair equivalent value in good faith for each series of the Preferred Shares; (e) holders of the Preferred Shares will be immune from other types of liabilities, such as liability for distributions in violation of Section 640 of the GBCC, or under the "piercing the corporate veil" theory; or (f) the directors will not have unfairly diluted the investment value of existing shareholders of ART. Our opinion in paragraph (2) assumes that each of items (a), (b), (c), (d), (e) and (f) is in fact true.

       F. Our opinion in paragraph (2) is subject to the exceptions stated in paragraphs 23(i) and 23(ii) of the Interpretive Standards, which make exception for the effect of, respectively, bankruptcy and general principles of equity, as more fully described therein.

       G. This opinion is limited to the particular matters and the particular transactions described herein, and no opinion should be inferred or implied beyond these particular matters or these particular transactions. This opinion is being provided solely for the benefit of ART, and no other person or entity shall be entitled to rely hereon without the express written consent of this firm. This opinion may not be quoted from, in whole or in part, or otherwise be referred to in any financial statement or other document, nor filed with or furnished to any person or entity other than ART and Andrews & Kurth, L.L.P., including, but not limited to, any governmental agency, without the prior written consent of this firm; provided, however, that this opinion may be attached as an exhibit to the Form S-4 and
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HOLT NEY ZATCOFF & WASSERMAN, LLP

American Realty Trust, Inc.
As of February 11, 1997
Page 4





              delivered to the SEC therewith and our firm may be referenced under the heading "Legal Matters" in the Prospectus.


                                        Very truly yours,

                                        HOLT NEY ZATCOFF & WASSERMAN, LLP


                                        By:  /s/ CHARLES D. VAUGHN
                                           ----------------------------------
                                             Charles D. Vaughn, a partner

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